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                                                                      EXHIBIT 11




                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                Statement of Computation of Earnings per Share

                                                           For the Three Months                    For the Six Months
                                                              Ended June 30                          Ended June 30
                                                   --------------------------------     ---------------------------------
                                                         2001              2000              2001              2000
                                                   -------------      -------------     ---------------   ---------------
Net Earnings                                       $   2,559,000        $ 3,276,000        $  4,033,000      $5,712,000
                                                   =============      =============     ===============   ===============
Weighted average common
       shares outstanding                             15,005,000         15,005,000          15,005,000      15,005,000
                                                   =============      =============     ===============   ===============
Basic and diluted earnings
       per share of common stock                   $         .17      $         .22     $           .27   $         .38
                                                   =============      =============     ================  ===============